UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                November 8, 2002
                Date of Report (Date of earliest event reported)

                            FIRST BANKS AMERICA, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                      0-8937                  75-1604965
 (State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                     (Identification No.)


             550 Montgomery Street, San Francisco, California 94111
               (Address of principal executive offices) (Zip code)


                                 (415) 781-7810
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

                            FIRST BANKS AMERICA, INC.

                                TABLE OF CONTENTS




                                                                           Page
                                                                           ----

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE......................   1

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS..............................   1

SIGNATURES................................................................   2

               ITEM 5 - OTHER EVENTS AND REGULATION FD DISCLOSURE


     On September 23, 2002, First Banks America, Inc., or FBA, and its parent company, First Banks, Inc., or First Banks, issued a joint press release announcing the signing of an Agreement and Plan of Merger providing for the buyout of FBA's publicly held common shares and the merger of a wholly owned subsidiary of First Banks with and into FBA. The press release and the Agreement and Plan of Merger were inadvertently omitted from the Exhibits Section of the Form 8-K that was filed with the Securities and Exchange Commission by FBA on September 24, 2002. Consequently, the press release and the Agreement and Plan of Merger are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

     The press release is not a proxy solicitation. FBA intends to file with the Securities and Exchange Commission a definitive proxy statement in connection with the merger. A copy of the proxy statement and notice of meeting will be mailed to the stockholders of FBA. It will contain important information about FBA, First Banks and the proposed merger. When the definitive proxy statement becomes available and is mailed to stockholders, the proxy statement and any other documents filed with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the proxy statement and any other documents filed with the SEC by FBA by contacting Lisa K. Vansickle at 600 James S. McDonnell Boulevard, Mail Code - M1-199-014, Hazelwood, Missouri 63042, or (314) 592-6603. FBA stockholders are urged to read the complete definitive proxy statement when it becomes available and prior to making any voting or investment decisions with respect to the merger.

     FBA and its executive officers and directors may be deemed to be parties to the solicitation of proxies with respect to the merger, and stockholders and investors will be able to obtain additional information regarding the interests of participants in the merger when the definitive proxy statement becomes available.


                   ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS


         EXHIBIT NUMBER                             DESCRIPTION
         --------------                             -----------

             99.1                      Press Release, dated September 23, 2002

             99.2                      Agreement  and  Plan of  Merger,  dated
                                       September  23,  2002, by and among First
                                       Banks, Inc., FBA Acquisition Corporation and First Banks America, Inc.

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      FIRST BANKS AMERICA, INC.




                                      By: /s/ James F. Dierberg
                                          --------------------------------------
                                              James F. Dierberg
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer
November 8, 2002                              (Principal Executive Officer)





                                      By: /s/ Allen H. Blake
                                          --------------------------------------
                                              Allen H. Blake
                                              President and
                                              Chief Financial Officer
                                              (Principal Financial and
November 8, 2002                              Accounting Officer)

                                                                   Exhibit 99.1

                                 PRESS RELEASE

FIRST BANKS AMERICA, INC.                         FIRST BANKS, INC.
SAN FRANCISCO, CALIFORNIA                         ST. LOUIS, MISSOURI

Contacts: Terrance M. McCarthy                    Allen H. Blake
          Executive Vice President and            President and Chief
              Chief Operating Officer                  Financial Officer
          First Banks America, Inc.               First Banks, Inc.
          (314) 592-5000                          (314) 592-5000

TRADED:  NYSE                                     NASDAQ
SYMBOL:  FBA                                      FBNKO, FBNKN and FBNKM

FOR IMMEDIATE RELEASE

                 First Banks America, Inc. and First Banks, Inc.
         Jointly Announce the Signing of an Agreement and Plan of Merger
             providing for the Buyout of First Banks America, Inc.'s
                           Publicly Held Common Shares

         San Francisco, California, and St. Louis, Missouri, September 23, 2002. First Banks America, Inc. ("FBA"), and its parent company, First Banks, Inc., St. Louis, Missouri ("First Banks") jointly announce the signing of an Agreement and Plan of Merger (the "Agreement") in which First Banks will acquire all of FBA's outstanding capital stock that is not already owned by First Banks for a price of $40.54 per share. FBA presently has 801,653 shares, or approximately 6.24% of its outstanding common stock, held publicly. The other 93.76% is owned by First Banks. The Agreement also provides for the merger of a wholly owned subsidiary of First Banks with and into FBA.
         As previously announced, on April 25, 2002, FBA's Board of Directors formed a Special Committee, composed solely of directors who are not affiliated with First Banks, to analyze the terms on which such a transaction might be acceptable to FBA and would be considered fair to FBA's stockholders (other than First Banks) from a financial point of view. Prior to that action, FBA had announced that it intended to conduct a rights offering in which FBA's public shareholders would be entitled to subscribe for 7.15 shares of newly issued common stock for each 100 shares that they now own, at a price of $32.50 per share. However, once the proposal was made by First Banks to acquire the publicly held stock, this offering was delayed.
         As previously announced, on August 14, 2002, the Special Committee and First Banks agreed to a transaction in which all of the shares of common stock that are held publicly would be acquired at a price of $40.00 per share. In addition, FBA's shareholders would be paid $0.54 for each share owned, representing the value they would have received if they had fully subscribed to the rights offering at $32.50 per share, and then sold the shares for $40.00 per share.
         The transaction is subject to the approval of FBA's stockholders and applicable regulatory requirements. It is anticipated the shareholders meeting to consider the transaction will be held in November 2002, with completion of the transaction by December 2002.
         FBA's Board of Directors, through previous resolutions passed from 1995 to 2000, has authorized a stock repurchase program regarding FBA's common stock. FBA may continue its stock repurchase program prior to consummation of the proposed transaction depending upon market prices for FBA's common stock. Any future common stock repurchases completed by FBA prior to consummation of the proposed transaction would result in a reduction of the total merger consideration paid on the closing date.

                                      # # #

                                                                   Exhibit 99.2

                          AGREEMENT AND PLAN OF MERGER




                                  by and among




                               FIRST BANKS, INC.,
                             a Missouri corporation,



                          FBA ACQUISITION CORPORATION,
                             a Delaware corporation,


                                       and


                           FIRST BANKS AMERICA, INC.,
                             a Delaware corporation







                               September 23, 2002




                                TABLE OF CONTENTS


ARTICLE I - TERMS OF THE MERGER & CLOSING; EXCHANGE OF SHARES

         Section 1.01.     The Merger............................................................................ 2
         Section 1.02.     Effect of the Merger.................................................................. 2
         Section 1.03.     Conversion of Shares.................................................................. 2
         Section 1.04.     The Closing........................................................................... 3
         Section 1.05.     The Closing Date; Effective Time...................................................... 3
         Section 1.06.     Actions At Closing.................................................................... 3
         Section 1.07.     Exchange Procedures; Certificates..................................................... 4


ARTICLE II - REPRESENTATIONS AND WARRANTIES OF FBA

         Section 2.01.     Organization and Capital Stock; Standing and Authority................................ 4
         Section 2.02.     Authorization; No Defaults............................................................ 5
         Section 2.03.     FBA Subsidiaries...................................................................... 5
         Section 2.04.     Financial Information................................................................. 5
         Section 2.05.     Absence of Changes.................................................................... 6
         Section 2.06.     Regulatory Enforcement Matters........................................................ 6
         Section 2.07.     Litigation............................................................................ 6
         Section 2.08.     Properties, Contracts, Employee Benefit Plans and Other Agreements.................... 6
         Section 2.09.     Reports............................................................................... 7
         Section 2.10.     Investment Portfolio.................................................................. 7
         Section 2.11.     Loan Portfolio........................................................................ 7
         Section 2.12.     Employee Matters and ERISA............................................................ 8
         Section 2.13.     Title to Properties; Insurance........................................................ 8
         Section 2.14.     Compliance with Laws.................................................................. 9
         Section 2.15.     Brokerage............................................................................. 9
         Section 2.16.     No Undisclosed Liabilities............................................................ 9
         Section 2.17.     Statements True and Correct........................................................... 9
         Section 2.18.     Commitments and Contracts............................................................. 9
         Section 2.19.     Material Interest of Certain Persons................................................. 10
         Section 2.20.     Conduct to Date...................................................................... 10






ARTICLE III - REPRESENTATIONS AND WARRANTIES OF FIRST BANKS AND NEWCO

         Section 3.01.     Organization and Authority........................................................... 11
         Section 3.02.     Authorization; No Defaults........................................................... 11
         Section 3.03.     Regulatory Enforcement Matters....................................................... 12
         Section 3.04.     Litigation........................................................................... 12
         Section 3.05.     Brokerage............................................................................ 12
         Section 3.06.     Statements True and Correct.......................................................... 12
         Section 3.07.     Financial Capacity................................................................... 12

ARTICLE IV - AGREEMENTS OF FBA

         Section 4.01.     Business in Ordinary Course.......................................................... 13
         Section 4.02.     Breaches............................................................................. 14
         Section 4.03.     Submission to FBA's Stockholders..................................................... 14
         Section 4.04.     Consummation of Agreement............................................................ 15
         Section 4.05.     Access to Information................................................................ 15
         Section 4.06.     Consents to Contracts and Leases..................................................... 15
         Section 4.07.     Subsequent Financial Statements...................................................... 15


ARTICLE V - AGREEMENTS OF FIRST BANKS AND NEWCO

         Section 5.01.     Regulatory Approvals................................................................. 16
         Section 5.02.     Breaches............................................................................. 16
         Section 5.03.     Consummation of Agreement............................................................ 16


ARTICLE VI - CONDITIONS PRECEDENT TO THE MERGER

         Section 6.01.     Conditions to the Obligations of First Banks and Newco............................... 16
         Section 6.02.     Conditions to the Obligations of FBA................................................. 17


ARTICLE VII - TERMINATION

         Section 7.01.     Mutual Agreement......................................................................18
         Section 7.02.     Breach of Agreements................................................................. 18
         Section 7.03.     Failure of Conditions................................................................ 18
         Section 7.04.     Denial of Regulatory Approval........................................................ 18
         Section 7.05.     Unilateral Termination............................................................... 18
         Section 7.06.     Effect of Termination................................................................ 18





ARTICLE VIII - GENERAL PROVISIONS

         Section 8.01.     Confidential Information............................................................. 19
         Section 8.02.     Publicity............................................................................ 19
         Section 8.03.     Return of Documents.................................................................. 19
         Section 8.04.     Notices.............................................................................. 19
         Section 8.05.     Nonsurvival of Representations, Warranties and Agreements............................ 20
         Section 8.06.     Costs and Expenses................................................................... 21
         Section 8.07.     Entire Agreement..................................................................... 21
         Section 8.08.     Headings and Captions................................................................ 21
         Section 8.09.     Waiver, Amendment or Modification.................................................... 21
         Section 8.10.     Rules of Construction................................................................ 21
         Section 8.11.     Counterparts......................................................................... 21
         Section 8.12.     Successors and Assigns............................................................... 21
         Section 8.13.     Governing Law........................................................................ 21

         Signatures............................................................................................. 22


                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, dated as of September 23, 2002, is by and among First Banks, Inc., a bank holding company organized as a Missouri corporation ("First Banks"), FBA Acquisition Corporation, a wholly owned subsidiary of First Banks organized as a Delaware corporation ("Newco"), and First Banks America, Inc., a bank holding company majority-owned by First Banks and organized as a Delaware corporation ("FBA"). This Agreement and Plan of Reorganization is hereinafter referred to as the "Agreement."

         WHEREAS, First Banks acquired control of FBA in 1994 and is the owner of approximately 93.76% of the outstanding voting stock of FBA, with the remaining shares of common stock of FBA, constituting approximately 6.24% of FBA's outstanding voting stock, owned by public stockholders; and

         WHEREAS, in October, 2001, First Banks invested approximately $26,000,000 in additional shares of common stock, par value $0.15 per share, of FBA ("FBA Common") in order to fund FBA's acquisition of BYL Bancorp, a California bank holding company, and FBA decided at the time of that investment by First Banks to conduct a rights offering (the "Rights Offering") to allow FBA's public stockholders the opportunity to purchase proportionate amounts of FBA Common for $32.50 per share, the same price paid by First Banks in October, 2001; and

         WHEREAS, in April, 2002, First Banks proposed to the Board of Directors of FBA that First Banks and FBA consider a transaction in which FBA would be merged with a wholly-owned subsidiary of First Banks, all of the FBA Common currently owned by public stockholders would be acquired by First Banks, and the public stockholders would be paid by First Banks for their shares of FBA Common. First Banks further proposed that, if such a transaction were completed, the Rights Offering would not be conducted, but FBA's public stockholders would receive consideration for the cancellation of the Rights Offering, based on the difference between the market price for FBA Common and the price paid by First Banks for FBA Common in October, 2001; and

         WHEREAS, the Board of Directors of FBA appointed a Special Committee of the Board of Directors, composed solely of the three directors of FBA who are not affiliated with First Banks, to analyze the terms of such a transaction on behalf of FBA and its public stockholders, with the assistance of independent legal and financial advisers selected by and reporting directly to the Special Committee; and

         WHEREAS, the Special Committee, assisted by its independent legal and financial advisers, has negotiated with First Banks the terms of this Agreement, providing for the merger of FBA with a wholly-owned subsidiary of First Banks and the payment of $40.54 per share to FBA's public stockholders for all of their shares of FBA Common, representing an agreed price of $40.00 per share as the fair value of the publicly held shares of FBA Common, plus $0.54 per share in additional consideration equal to the fair value of rights that could have been exercised by FBA's public stockholders if the Rights Offering had been completed;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, agreements and covenants contained herein, First Banks, Newco and FBA hereby agree as follows:


                                    ARTICLE I

                     TERMS OF THE MERGER & CLOSING; EXCHANGE
                                    OF SHARES

         Section 1.01. The Merger. Pursuant to the terms and provisions of this Agreement, Newco shall merge with and into FBA, and FBA will be the surviving corporation of the merger (the "Merger").

         Section 1.02. Effect of the Merger. The Merger shall have all of the effects provided by the General Corporation Law of the State of Delaware ("Corporate Law") and this Agreement. The separate corporate existence of Newco shall cease on consummation of the Merger and be combined in FBA.

         Section 1.03. Conversion of Shares.

         (a) At the Effective Time:

                    (i) each of the shares of FBA Common issued and  outstanding immediately prior to the Effective Time, except for shares owned by First Banks and shares held in the treasury of FBA or by any direct or indirect subsidiary of FBA (the "Excluded Shares"), shall be converted into the right to receive cash in the amount of $40.54. The Excluded Shares and all of the shares of Class B common stock, per value $0.15 per share, of FBA ("Class B Shares") shall be canceled without consideration; and

                    (ii) each of the outstanding shares of Newco shall be converted into one share of common stock of FBA.

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all of the FBA Common and Class B Shares shall cease to be outstanding and shall be canceled. Upon the surrender of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of FBA Common (other than the Excluded Shares), each holder thereof shall cease to have any rights with respect to such shares, except the right of the holder to receive the cash consideration into which the shares of FBA Common represented by the certificate have been converted in accordance with subsection (a).

         (c) If holders of FBA Common are entitled to require appraisal of their shares under applicable Corporate Law, shares held by a dissenting holder who has perfected the right to obtain an appraisal of his shares shall not be converted as described in this Section 1.03, but from and after the Effective Time shall represent only the right to receive such consideration as may be determined pursuant to applicable Corporate Law; provided, however, that each share of FBA Common outstanding immediately prior to the Effective Time and held by a dissenting holder who after the Effective Time shall withdraw his demand for appraisal or lose his right of appraisal shall thereafter have only such rights as are provided under applicable Corporate Law.

         Section 1.04. The Closing. The closing of the Merger (the "Closing") shall take place at the location mutually agreeable to the parties hereto at 10:00 a.m. local time on the Closing Date described in Section 1.05 of this Agreement.

         Section 1.05. The Closing Date; Effective Time. At First Banks' election, the Closing shall take place on either (i) one of the last five (5) business days of the month, or (ii) the first business day of the month following the month, in each case, during which each of the conditions in Sections 6.01 and 6.02 is satisfied or waived by the appropriate party, or on such other date as First Banks and FBA may agree (the "Closing Date"). The Merger shall be effective upon the filing of an appropriate Certificate of Merger with the Secretary of State of the State of Delaware or at a later time specified therein (the "Effective Time").

         Section 1.06. Actions At Closing. (a) At the Closing, FBA shall deliver to First Banks:

         (i) a certificate signed by an appropriate officer of FBA stating that all of the conditions set forth in Section 6.01 have been satisfied or waived as provided therein;

         (ii)  certified copies of resolutions of the Board of Directors and the
         stockholders  of  FBA,  establishing  the  requisite   approvals  under
         applicable corporate law of this Agreement and the Merger; and

         (iii) evidence  reasonably  satisfactory  to  First  Banks  and   Newco
         regarding the legality of the Merger and the satisfaction or waiver of the conditions set forth in Section 6.01.

         (b)   At the Closing, First Banks and Newco shall deliver to FBA:

         (i) certificates signed by appropriate officers of First Banks and Newco stating that (A) each of the representations and warranties contained in Article III is true and correct in all material respects at the time of the Closing (except for those made as of a specified date), with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in Section 6.02 have been satisfied or waived as provided therein;

         (ii) certified copies of resolutions of the Boards of Directors of First Banks and Newco, and of First Banks in its capacity as the sole stockholder of Newco, establishing the requisite approvals under applicable corporate law of this Agreement and the Merger; and

         (iii) evidence reasonably satisfactory to FBA regarding the legality of the Merger and the satisfaction or waiver of the conditions set forth in Section 6.02.

         Section 1.07. Exchange Procedures; Certificates. As soon as reasonably practicable after the Effective Time, First Banks shall (i) surrender to Newco its certificates representing the Excluded Shares and all of the Class B Shares, and (ii) cause the transfer agent for FBA Common to mail to each record holder of shares of FBA Common (other than Excluded Shares) a letter of transmittal in a form reasonably satisfactory to FBA (which shall specify that delivery shall be effected, and risk of loss and title to certificates shall pass, only upon proper delivery of the certificates to First Banks and shall be in such form and have such other provisions as First Banks may reasonably specify) and instructions for use in effecting the surrender of certificates. First Banks shall promptly pay the appropriate consideration to former holders of FBA Common who make proper delivery of certificates or comply with First Banks' reasonable instructions and requirements with respect to any certificate that has been lost or stolen.


                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF FBA

         FBA represents and warrants to First Banks and Newco as follows:

         Section 2.01. Organization and Capital Stock; Standing and Authority.

         (a) FBA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (b) As of the date hereof, the authorized capital stock of FBA consists of 15,000,000 shares of FBA Common, of which 10,346,760 are outstanding, duly and validly issued, fully paid and non-assessable; and 4,000,000 Class B Shares, of which 2,500,000 are outstanding, duly and validly issued, fully paid and non-assessable. None of the outstanding FBA Common or Class B Shares has been issued in violation of any preemptive rights.

         (c) Except as disclosed in Section 2.01 of that certain document delivered by FBA to First Banks entitled the "Disclosure Schedule" and executed by both FBA and First Banks concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), there are no shares of capital stock or other equity securities of FBA issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FBA or contracts, commitments, understandings or arrangements by which FBA is or may be obligated to issue additional shares of its capital stock.

         Section 2.02. Authorization; No Defaults. The Board of Directors of FBA has by all requisite action approved this Agreement and the Merger and authorized the execution and delivery hereof on behalf of FBA and the performance of its obligations hereunder. Nothing in the Certificate of Incorporation or Bylaws of FBA, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which FBA is bound or subject would prohibit FBA from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by FBA and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms. Neither FBA nor any of its direct or indirect subsidiaries (hereinafter referred to singly as an "FBA Subsidiary" and collectively as the "FBA Subsidiaries") is in default under or violation of any provision of its articles of incorporation, certificate of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other material commitment or agreement.

         Section 2.03. FBA Subsidiaries. Each of the FBA Subsidiaries, the names and jurisdictions of incorporation of which are disclosed in Section 2.03 of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the FBA Subsidiaries has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. The number of issued and outstanding shares of capital stock of each FBA Subsidiary and the ownership of such shares is set forth in Section 2.03 of the Disclosure Schedule. All of such shares are owned by FBA or an FBA Subsidiary, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions. There are no options, warrants or rights outstanding to acquire any stock of any FBA Subsidiary, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any FBA Subsidiary, nor does any FBA Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as disclosed in Section 2.03 of the Disclosure Schedule, neither FBA nor any FBA Subsidiary is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

         Section 2.04. Financial Information. All of (i) the audited consolidated balance sheets of FBA and the FBA Subsidiaries as of December 31, 2001 and related consolidated statements of income and statements of changes in stockholders' equity and of cash flows for the three years ended December 31, 2001, together with the notes thereto, included in FBA's Annual Report on Form 10-K for the year ended December 31, 2001, as currently on file with the Securities and Exchange Commission ("SEC"); (ii) the unaudited consolidated balance sheets of FBA and the FBA Subsidiaries as of June 30, 2002 and related consolidated statements of income and statements of changes in stockholders' equity and of cash flows for the six months ended June 30, 2002, together with the notes thereto, included in FBA's Quarterly Report on Form 10-Q for the six months ended June 30, 2002 as currently filed with the SEC; and (iii) the year-end and quarter-end Reports of Condition and Reports of Income of FBA's banking subsidiary, First Bank & Trust, a California banking corporation ("FB&T"), for 2001 and for the six month period ended June 30, 2002, as filed with the appropriate federal regulatory agency (such financial statements and notes collectively referred to herein as the "FBA Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein and except for regulatory reporting differences required for reports of FB&T) and fairly present the consolidated financial position and the consolidated statements of income, changes in stockholders' equity and cash flows of the respective entity and its consolidated subsidiaries as of the dates and for the periods indicated.

         Section 2.05. Absence of Changes. Since June 30, 2002 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of FBA and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the FBA Financial Statements not misleading. Since June 30, 2002 there has been no material adverse change in the financial condition, the results of operations or the business of FB&T, except for changes as are disclosed in its Reports of Condition and Income filed with the appropriate regulatory agency since such date.

         Section 2.06. Regulatory Enforcement Matters. Neither FBA nor any FBA Subsidiary is subject to any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits.

         Section 2.07. Litigation. Except as disclosed in Section 2.07 of the Disclosure Schedule, there is no litigation, claim or other proceeding (i) involving an amount in controversy in excess of $1,000,000 pending or, to FBA's knowledge, threatened against FBA or any of the FBA Subsidiaries, or to which the property of FBA or any of the FBA Subsidiaries is or would be subject; or
(ii) which, if adversely determined, would prevent, delay or materially interfere with the consummation of the Merger.

         Section 2.08. Properties, Contracts, Employee Benefit Plans and Other Agreements. Section 2.08 of the Disclosure Schedule specifically identifies the following:

         (a) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by FBA or an FBA Subsidiary, exclusive of deposit agreements with customers entered into in the ordinary course of business, agreements for the purchase of federal funds, advances from the Federal Home Loan Bank of San Francisco and repurchase agreements;

         (b) all agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of FBA or any FBA Subsidiary not referred to elsewhere in this Section 2.08 which:

               (i) (except for loans, loan commitments or lines of credit) involve payment by FBA or any FBA Subsidiary of more than $500,000;

               (ii) involve  payments  based  on  profits  of  FBA  or  any  FBA
                    Subsidiary;

              (iii) relate  to the  future  purchase  of  goods or  services  in excess of the requirements of its respective business at current levels or for normal operating purposes;

               (iv) were not made in the ordinary course of business; or

               (v) materially affect the business or financial condition of FBA or any FBA Subsidiary;

         (c) all leases, subleases or licenses with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $250,000; and

         (d) all agreements for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by FBA or an FBA Subsidiary on thirty (30) days written notice or less without any payment by reason of such termination.

         Copies of each document, plan or contract identified in Section 2.08 of the Disclosure Schedule have been made available for inspection by First Banks and shall remain available at all times prior to the Closing Date.

         Section 2.09. Reports. FBA and the FBA Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, required to be filed with the SEC, the Federal Reserve Board, the Department of Financial Institutions of the State of California, the FDIC and all other governmental authorities with jurisdiction over FBA or any FBA Subsidiary. As of the dates indicated thereon, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.10. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by FBA or an FBA Subsidiary, as reflected in the latest consolidated balance sheets of FBA included in the FBA
Financial Statements, are carried in accordance with generally accepted accounting principles.

         Section 2.11. Loan Portfolio. (i) All loans and discounts reflected in the FBA Financial Statements at June 30, 2002 or which were or will be entered into after June 30, 2002 but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of business, in accordance in all material respects with sound lending practices, and they are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes and other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be in all material respects enforceable, valid, true and genuine and what they purport to be; and (iii) FBA and the FBA Subsidiaries have complied and will through the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any loan. All loans and loan commitments extended by the FBA Subsidiaries and any extensions, renewals or continuations of such loans and loan commitments were made in accordance with their customary lending standards in the ordinary course of business. Such loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices. The reserve for loan losses reflected in the FBA Financial Statements as of June 30, 2002 is adequate in all material respects under the requirements of generally accepted accounting principles to provide for losses on loans outstanding as of June 30, 2002.

         Section 2.12. Employee Matters and ERISA.

         (a) Neither FBA nor any FBA Subsidiary has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of FBA or any FBA Subsidiary, and to the knowledge of FBA there is no present effort nor existing proposal to attempt to unionize any group of employees of FBA or any FBA Subsidiary.

         (b) All arrangements of FBA and the FBA Subsidiaries relating to employees, including all benefit plans and deferred compensation, bonus, stock or incentive plans for the benefit of current or former employees (the "Employee Plans") are administered by First Banks. All costs, liabilities and obligations arising from the Employee Plans are properly reflected in accordance with generally accepted accounting principles in the FBA Financial Statements.

         Section 2.13. Title to Properties; Insurance. (i) FBA and the FBA Subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the FBA Financial Statements and easements, rights-of-way, and other restrictions which are not material, and further excepting in the case of other real estate owned, as such real estate is internally classified on the books of FBA and the FBA Subsidiaries, rights of redemption under applicable law) to all of their real properties; (ii) all leasehold interests for real property and any material personal property used by FBA or a FBA Subsidiary in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to the knowledge of FBA, threatened with respect to any of such properties; (iv) FBA and the FBA Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by FBA or any FBA Subsidiary in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the use of such property; and (v) all material insurable properties owned or held by FBA or a FBA Subsidiary are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size.

         Section 2.14. Compliance with Laws. FBA and the FBA Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects, are qualified to conduct business in every jurisdiction in which such qualification is legally required and are in compliance in all material respects with all applicable laws and regulations.

         Section 2.15. Brokerage. Except for fees payable by FBA to Baxter Fentriss and Company, neither FBA nor any FBA Subsidiary has incurred any claims or obligations for brokerage commissions, finders' fees, financial advisory fees, investment banking fees or similar compensation in connection with the transactions contemplated by this Agreement.

         Section 2.16. No Undisclosed Liabilities. Neither FBA nor any FBA Subsidiary has any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against FBA or any FBA Subsidiary giving rise to any such liability), except for
(i) liabilities reflected in the FBA Financial Statements, and (ii) liabilities of the same type incurred in the ordinary course of business of FBA and the FBA Subsidiaries since June 30, 2002.

         Section 2.17. Statements True and Correct. None of the information supplied or to be supplied by FBA for inclusion in any document to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Proxy Statement, when mailed to the stockholders of FBA and at the time of the Stockholders' Meeting (as such terms are defined in Section 4.03), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or required to be stated in order to correct any statement in an earlier communication made to such stockholders with respect to the Stockholders' Meeting. All documents that FBA is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the rules and regulations thereunder.

         Section 2.18. Commitments and Contracts. Except as disclosed in Section
2.18 of the Disclosure Schedule (and with a true and correct copy of the document or other item in question having been made available to First Banks for inspection), neither FBA nor any FBA Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

         (i) any agreement, arrangement or commitment not made in the ordinary course of business;

         (ii) any agreement, indenture or other instrument not reflected in the FBA Financial Statements relating to the borrowing of money or the guarantee by FBA or any FBA Subsidiary of any obligation, other than
         (A) trade payables or instruments related to transactions entered into in the ordinary course of business, such as deposits, federal funds borrowings and repurchase agreements or (B) agreements, indentures or instruments providing for annual payments of less than $250,000; or

         (iii) any contract containing covenants which limit the ability of FBA to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, FBA or any FBA Subsidiary may carry on its business.

         Section 2.19. Material Interest of Certain Persons. (a) Except as disclosed in Section 2.19 of the Disclosure Schedule, no officer or director of FBA or any "associate" (as such term is defined in Rule 14a-1 under the Exchange
Act) of any such officer or director, has any material interest in any contract or property (real or personal, tangible or intangible), used in or pertaining to the business of FBA or an FBA Subsidiary.

         (b) All outstanding loans from FBA or any FBA Subsidiary to any of their officers, directors, employees or any associate or related interest of any such persons were approved by or reported to the Board of Directors in accordance with all applicable laws and regulations.

         Section 2.20. Conduct to Date. Except as disclosed in Section 2.20 of the Disclosure Schedule, from and after June 30, 2002 through the date of this Agreement, neither FBA nor any FBA Subsidiary has:

         (i)  failed   to  conduct  its  business  in  the  ordinary  and  usual
         course consistent with past practices;

         (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities which would be classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of FBA or an FBA Subsidiary;

         (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;

         (iv) declared, set aside or paid any dividend or other distribution in respect of its capital stock;

         (v)  incurred  any   material  obligation  or  liability  (absolute  or
         contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice;

         (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

         (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

         (viii) except as required by contract or law, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans or (D) agreed to do any of the foregoing;

         (ix) suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance;

         (x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice; or

         (xi) entered into any material transaction, contract or commitment outside the ordinary course of its business.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                              FIRST BANKS AND NEWCO

         First Banks and Newco represent and warrant to FBA as follows:

         Section 3.01. Organization and Authority. First Banks and Newco are corporations duly organized, validly existing and in good standing under the laws of the States of Missouri and Delaware, respectively. Each of such corporations has the power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now conducted.

         Section 3.02. Authorization; No Defaults. The Boards of Directors of First Banks and Newco have by all requisite action approved this Agreement and the Merger and authorized the execution and delivery hereof on behalf of such corporations and the performance of their respective obligations hereunder. First Banks, in its capacity as the sole holder of outstanding capital stock of Newco, has approved this Agreement and the Merger. Nothing in the Articles of Incorporation of First Banks, the Certificate of Incorporation of Newco, the Bylaws of either entity, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either entity is bound or subject would prohibit either of such corporations from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by First Banks and Newco and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms. Neither First Banks nor Newco is in default under nor in violation of any provision of its articles of incorporation, certificate of incorporation, bylaws, or any promissory note, indenture or evidence of indebtedness or security therefor, lease, contract, purchase or other material commitment or agreement.

         Section 3.03. Regulatory Enforcement Matters. First Banks and Newco are not subject to any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits.

         Section 3.04. Litigation. There is no litigation, claim or other proceeding pending or, to the knowledge of First Banks or Newco, threatened against either of them which, if adversely determined, would prevent, delay or materially interfere with the consummation of the Merger.

         Section 3.05. Brokerage. Except for fees payable by First Banks to Stifel, Nicolaus & Company, Incorporated, neither First Banks nor Newco has incurred any claims or obligations for brokerage commissions, finders' fees, financial advisory fees, investment banking fees or similar compensation in connection with the transactions contemplated by this Agreement.

         Section 3.06. Statements True and Correct. None of the information supplied or to be supplied by First Banks or Newco for inclusion in any document to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Proxy Statement, when mailed to the stockholders of FBA and at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or required to be stated in order to correct any statement in an earlier communication. All documents that First Banks or Newco is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable law and the rules and regulations thereunder.

         Section 3.07. Financial Capacity. As of the date of this Agreement First Banks has, and on the Closing Date it will have, access to sufficient funds to enable it to pay all of the consideration contemplated to be paid in connection with the Merger and all fees and expenses payable by First Banks.

                                   ARTICLE IV

                                AGREEMENTS OF FBA

         Section 4.01. Business in Ordinary Course. (a) FBA agrees that FBA and the FBA Subsidiaries will carry on their businesses and the discharge or incurrence of obligations and liabilities only in the usual, regular and ordinary course of business as heretofore conducted. By way of amplification and not limitation, neither FBA nor any FBA Subsidiary will, without the prior written consent of First Banks:

         (i) declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property, except for dividends or reductions of capital payable to FBA or an FBA Subsidiary; or

         (ii) issue any FBA Common or other capital stock or any options, warrants, or other rights to subscribe for or purchase FBA Common or any other capital stock or any securities convertible into or exchangeable for any capital stock; or

         (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize; or

         (iv) change its certificate of articles of incorporation or bylaws, nor enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any person or entity; or

         (v) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

         (vi) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

         (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, except in the ordinary course of business in compliance with applicable laws, regulations and lending policies of the entity making the loan or advance; or

         (viii) enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

         (ix)   except in the ordinary  course of business,  place on any of its
         assets or  properties  any mortgage,  pledge,  lien,   charge, or other
         encumbrance; or

         (x) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to FB&T or any claims which FB&T may possess, or waive any material rights of substantial value; or

         (xi) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness; or

         (xii) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of FBA or FB&T; or

         (xiii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices.

         (b) FBA and the FBA Subsidiaries shall not, without the prior written consent of First Banks, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of FBA contained in Article II hereof, if such representations and warranties were given immediately following such transaction or action.

         Section 4.02. Breaches. FBA shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to First Banks and use its best efforts to prevent or promptly remedy the same.

         Section 4.03. Submission to FBA's Stockholders.  (a) FBA shall promptly
(i) prepare and file a proxy statement ("the Proxy Statement") with the SEC for a meeting of the stockholders of FBA to be held as soon as reasonably practicable (the "Stockholders' Meeting"); (ii) hold the Stockholders' Meeting; and (iii) use its best efforts to obtain the approval of this Agreement and the Merger by the stockholders of FBA. The Special Committee of the Board of Directors of FBA established to consider the transaction contemplated by this Agreement (the "Special Committee") shall recommend such approval to FBA's stockholders, and the Board of Directors shall adopt the same recommendation, cause the Proxy Statement to be mailed to FBA's stockholders and use its best efforts to obtain such stockholder approval; provided, however, that neither the Special Committee nor the Board of Directors of FBA shall be obligated to make such recommendation if, having consulted and considered the advice of outside legal counsel, the Special Committee or the Board of Directors has reasonably determined in good faith that the making of such recommendation would constitute a breach of the fiduciary duties of the members of the Board of Directors or the Special Committee under applicable law.

         (b) FBA shall cooperate and use its best efforts (i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, regulatory authorities and other authorities necessary to consummate the transactions contemplated by this Agreement, and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable.

         Section 4.04. Consummation of Agreement. FBA shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and provisions hereof. FBA shall furnish to First Banks in a timely manner all information, data and documents requested by First Banks as may be required to obtain any necessary regulatory or other approvals of the Merger and shall cooperate fully with First Banks in seeking such approvals and in consummating the Merger.

         Section 4.05. Access to Information. FBA shall permit First Banks reasonable access, in a manner which will avoid undue disruption or interference with FBA's normal operations, to its properties, and FBA shall disclose and make available to FBA all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of FBA and the FBA Subsidiaries including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which First Banks may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. First Banks will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

         Section 4.06. Consents to Contracts and Leases. FBA shall use its best efforts to obtain all consents with respect to interests of FB&T in material leases, licenses, contracts, instruments and rights, if any, which require the consent of another person for the consummation of the Merger.

         Section 4.07. Subsequent Financial Statements. As soon as available after the date hereof, FBA shall deliver to First Banks the monthly unaudited consolidated balance sheets and statements of income of FB&T prepared for its internal use, the Report of Condition and Income of FB&T for each quarterly period completed prior to the Closing, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent FB&T Financial Statements"). The Subsequent FB&T Financial Statements shall be prepared on a basis consistent with past accounting practices, shall fairly present the financial condition and results of operations for the dates and periods presented and shall not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.


                                    ARTICLE V

                       AGREEMENTS OF FIRST BANKS AND NEWCO

         Section 5.01. Regulatory Approvals. First Banks and Newco shall file or cause to be filed all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board. First Banks shall keep FBA reasonably informed as to the status of such applications and provide to FBA copies of such applications and any supplementally filed materials.

         Section 5.02. Breaches. First Banks and Newco shall, in the event either of them has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to FBA and use its best efforts to prevent or promptly remedy the same.

         Section 5.03. Consummation of Agreement. First Banks and Newco shall use their best efforts to perform and fulfill all conditions and obligations on their parts to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and provisions hereof. First Banks and Newco shall furnish to FBA in a timely manner all information, data and documents requested by FBA as may be required for the Proxy Statement and Stockholders' Meeting and shall cooperate fully with FBA in consummating the Merger.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

         Section 6.01. Conditions to the Obligations of First Banks and Newco. The obligations of First Banks and Newco to effect the Merger shall be subject to the satisfaction (or waiver by First Banks) prior to or on the Closing Date of the following conditions:

         (a) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (b) all necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the stockholders of FBA and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired; and

         (c) the Special Committee shall have received within thirty (30) days after the date of this Agreement an opinion of the financial advisor to the Special Committee to the effect that the Merger is fair to the stockholders of FBA from a financial point of view, and such opinion shall not have been withdrawn.

         6.02 Conditions to the Obligations of FBA. The obligation of FBA to effect the Merger shall be subject to the satisfaction (or waiver by FBA) prior to or on the Closing Date of the following conditions:

         (a) the representations and warranties made by First Banks and Newco in this Agreement shall be true in all material respects on and as of the Closing Date (except for those made as of a specified date) with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

         (b) First Banks and Newco shall have performed and complied in all material respects with all of their obligations and agreements required to be performed prior to the Closing Date;

         (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (d) all necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the stockholders of FBA and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

         (e) FBA shall have received all documents required to be received from First Banks and Newco on or prior to the Closing Date, all in form and substance reasonably satisfactory to FBA; and

         (f) the Special Committee shall have received within thirty (30) days after the date of this Agreement an opinion of the financial advisor to the Special Committee to the effect that the Merger is fair to the stockholders of FBA from a financial point of view, and such opinion shall not have been withdrawn.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the stockholders of FBA shall have been previously obtained.

         Section 7.02. Breach of Agreements. In the event that there is a material breach of any of the representations and warranties or agreements of First Banks or Newco, on the one hand, or FBA, on the other hand, which breach is not cured within thirty days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether approval of this Agreement and the Merger by the stockholders of FBA shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other parties.

         Section 7.03. Failure of Conditions. In the event that any of the conditions to the obligations of a party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether approval of the Merger by the stockholders of FBA shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other parties.

         Section 7.04. Denial of Regulatory Approval. If any regulatory application filed pursuant to Section 5.01 hereof should be finally denied or disapproved by a regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by First Banks, as a condition for approval, shall not be deemed to be a denial or disapproval so long as First Banks diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review or similar such act on the part of First Banks (hereinafter referred to as the "Appeal"), then the application will be deemed denied unless First Banks prepares and timely files and continues to pursue an Appeal seeking the necessary approval.

         Section 7.05. Unilateral Termination. If the Closing Date does not occur on or prior to March 31, 2003, then this Agreement may be terminated by either First Banks or FBA by giving written notice of termination to the other party.

         Section 7.06. Effect of Termination. In the event of termination of this Agreement in accordance with the provisions of this Article VII, this Agreement shall become void and have no further effect, without any obligation or liability on the part of any of the parties hereto, other than a liability arising from a willful breach of Section 2.15, Section 3.05, the last sentence of Section 8.01, Section 8.03, or Section 8.06.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.01 Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein defined) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the others, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in implementing the Merger, who shall be informed of the confidential nature of the Information and directed individually to abide by the restrictions set forth in this Section 8.01.

         Section 8.02. Publicity. First Banks and FBA shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger. Neither party shall issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the Merger, in which latter event the parties shall consult with each other to the extent practicable regarding such responsive disclosure.

         Section 8.03. Return of Documents. Upon termination of this Agreement without the Merger becoming effective, each party shall deliver to the others originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions, in whole or in part, of such Information.

         Section 8.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

           (a) if to FBA:            Special Committee of the Board of Directors
                                     First Banks America, Inc.
                                     c/o Albert M. Lavezzo
                                     Favaro, Lavezzo, Gill, Caretti & Heppell
                                     300 Tuolumne Street, Suite A
                                     Vallejo, California 94590
                                     Facsimile: (707) 552-8913

                                                     and

                                     First Banks America, Inc.
                                     Attention: Lisa K. Vansickle
                                     600 James S. McDonnell Boulevard
                                     Mail Code M1-199-014
                                     Hazelwood, Missouri 63042
                                     Facsimile: (314) 592-6621

           with a copy to:           Bingham McCutchen LLP
                                     Attention: Thomas G. Reddy
                                     Three Embarcadero Center
                                     San Francisco, CA 94111
                                     Facsimile: (415) 393-2286

           (b)  if to First Banks or Newco:

                                     First Banks, Inc.
                                     Attention:  Allen H. Blake, President
                                     600 James S. McDonnell Boulevard
                                     Mail Code M1-199-014
                                     Hazelwood, Missouri 63042
                                     Facsimile: (314) 592-6621

           with a copy to:           John S. Daniels
                                     Attorney at Law
                                     6440 North Central Expressway, Suite 503
                                     Dallas, Texas 75206
                                     Facsimile: (214) 368-9094

or to such other address as any party may from time to time designate by notice to the others.

         Section 8.05. Nonsurvival of Representations, Warranties and Agreements. No representation, warranty or agreement contained in this Agreement shall survive the Closing Date, and, except for the provisions of Sections 7.06, 8.01, 8.03 and 8.06 hereof, no provisions hereof shall survive the earlier termination of this Agreement.

         Section 8.06. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

         Section 8.07. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements among the parties relating to the subject matter hereof.

         Section 8.08. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 8.09. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by a written instrument delivered to the other party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

         Section 8.10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

         Section 8.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         Section 8.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

         Section 8.13. Governing Law. This Agreement shall be governed by the laws of the State of Missouri, the General Corporation Law of the State of Delaware, and any applicable federal laws and regulations.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                     FIRST BANKS, INC.



                                     By:  /s/ Allen H. Blake
                                          --------------------------------------
                                     Its:     President
                                          --------------------------------------

                                     FBA ACQUISITION CORPORATION



                                     By:  /s/ Lisa K. Vansickle
                                          --------------------------------------
                                     Its:     President
                                          --------------------------------------


                                     FIRST BANKS AMERICA, INC.



                                     By:  /s/ Terrance  M. McCarthy
                                          --------------------------------------
                                     Its:     Executive Vice President
                                          --------------------------------------